As filed with the Securities and Exchange Commission on June 10, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________

Selective Insurance Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	22-2168890
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

40 Wantage Avenue
Branchville, NJ 07890

(973) 948-3000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

_____________________

Michael H. Lanza
Executive Vice President and General Counsel
Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, NJ 07890
(973) 948-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

With a copy to:

Gregory A. Fernicola

Dwight S. Yoo
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $2.00 par value					(1)
Preferred Stock
Debt Securities
Warrants
Stock Purchase Contracts
Stock Purchase Units (2)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units with other securities registered hereunder. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)	Each Stock Purchase Unit will consist of (a) a Stock Purchase Contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Common Stock and (b) either a beneficial interest in Debt Securities, Preferred Stock or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Stock Purchase Units. Each beneficial interest will be pledged to secure the obligation of the holder to purchase the Common Stock. No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interest.

PROSPECTUS

COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES, WARRANTS, STOCK
PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
OF SELECTIVE INSURANCE GROUP, INC.

From time to time, we may offer and sell:

•	common stock,
•	preferred stock,
•	debt securities,
•	warrants,
•	stock purchase contracts, and
•	stock purchase units.

We will file prospectus supplements and may provide other offering materials that furnish specific terms of the securities to be offered under this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations and the agents, dealers or underwriters, if any, to be used in connection with the sale of the securities. A prospectus supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement or other offering materials carefully before you invest.

You should carefully consider the risks of an investment in our securities. Risk Factors begin on page 3. Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “SIGI.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement and may provide other offering materials that will contain specific information about the terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Our file number with the SEC is 001-33067. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition and results of operations may have changed since then.

In this prospectus, we use the term “Selective,” to refer to Selective Insurance Group, Inc. only, and not any of our subsidiaries, and we use the terms the “Company,” “we,” “us” and “our” to refer to Selective and its subsidiaries collectively.

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SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. You should read all of the information in this prospectus along with the other information and financial statements we refer you to in the section “Where You Can Find More Information.”

Selective Insurance Group, Inc.

Selective Insurance Group, Inc., through its subsidiaries, offers property and casualty insurance products and services.

We classify our business into four reportable segments:

•	Standard Commercial Lines - comprised of insurance products and services provided in the standard marketplace to our commercial customers, who are typically businesses, non-profit organizations, and local government agencies. This business represents about 76% of our total insurance segments’ net premiums written;

•	Standard Personal Lines - comprised of insurance products and services, including flood insurance coverage that we write through the National Flood Insurance Program, provided primarily to individuals acquiring coverage in the standard marketplace. This business represents about 16% of our total insurance segments’ net premiums written;

•	Excess and Surplus (“E&S”) Lines - comprised of insurance products and services provided to customers who have not obtained coverage in the standard marketplace. We currently only write commercial lines E&S coverages and this business represents about 8% of our total insurance segments’ net premiums written; and

•	Investments - invests the premiums collected by our insurance segments, as well as amounts generated through our capital management strategies, which may include the issuance of debt and equity securities.

We conduct our insurance operations, manage our investments and administer federal flood insurance products and services through one or more of the following subsidiaries (collectively, the “Insurance Subsidiaries”):

•	Selective Insurance Company of America;

•	Selective Way Insurance Company;

•	Selective Auto Insurance Company of New Jersey;

•	Selective Insurance Company of the Southeast;

•	Selective Insurance Company of South Carolina;

•	Selective Insurance Company of New York;

•	Mesa Underwriters Specialty Insurance Company;

•	Selective Insurance Company of New England;

•	Selective Casualty Insurance Company; and

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•	Selective Fire and Casualty Insurance Company.

Selective Insurance Group, Inc. was incorporated in New Jersey in 1977 to acquire all of the shares of Selective Insurance Company of America, formerly named “Selected Risks Insurance Company.”

Because Selective Insurance Group, Inc. is a holding company, we rely on the Insurance Subsidiaries for cash to pay our obligations and dividends to our stockholders. State insurance laws and regulations, as administered by state insurance departments, restrict how much money the Insurance Subsidiaries may distribute to us.

Our principal executive offices are located at 40 Wantage Avenue, Branchville, New Jersey 07890 and our telephone number is (973) 948-3000.

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FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain certain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). The PSLRA provides a safe harbor under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations or forecasts of future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, forward-looking statements may be identified by use of the words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2014 and all subsequent quarterly reports on Form 10-Q, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning our ratio of earnings to fixed charges on a consolidated basis for the periods indicated. This ratio shows the extent to which our business generates enough earnings after the payment of all expenses other than interest to make required interest payments on our debt.

For the purpose of computing the ratios of earnings to fixed charges, “earnings” consist of income before tax and fixed charges. “Fixed charges” consist of interest expenses and amortization of expenses related to indebtedness and the portion of rental expense, which is considered to be representative of the interest factors in our leases.

The ratio of earnings to fixed charges for each of the periods indicated is as follows:

First Quarter	Year Ended December 31,
2015	2014	2013	2012	2011	2010
9.9x	8.2x	5.7x	2.7x	1.5x	4.3x

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will use the net proceeds from the sale of securities for general corporate purposes.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 360,000,000 shares of common stock, $2.00 par value, and 5,000,000 shares of preferred stock, without par value. As of April 30, 2015, there were issued and outstanding 56,980,347 shares of common stock. We had no preferred stock issued and outstanding.

The following is a description of the material terms of our capital stock:

Common Stock

All shares of our common stock have equal rights. The holders of shares of our common stock, subject to the preferential rights of the holders of any shares of our preferred stock, are entitled to dividends when and as declared by the Board. The holders of our common stock have one vote per share on all matters submitted to a vote of our stockholders, except as set forth in the Company’s Amended and Restated Certificate of Incorporation, and the right to our net assets in liquidation after payment of any amounts due to creditors and any amounts due to the holders of our preferred stock. Holders of shares of our common stock are not entitled as a matter of right to any preemptive or subscription rights and are not entitled to cumulative voting for directors. All outstanding shares of our common stock are fully paid and nonassessable.

Our By-Laws provide that the annual meeting of stockholders shall be held on a business day during the last week in April in each year at our principal office or at such other time, date and place as is designated by the Board. A written notice of meeting must be given to each stockholder at least ten but not more than sixty days before the meeting.

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services, P.O. Box 64854, St. Paul, Minnesota 55164-0854.

Preferred Stock

Under our Certificate of Incorporation, we are authorized to issue up to 5,000,000 shares of preferred stock in one or more series with the designations and the relative voting, dividend, liquidation, conversion, redemption and other rights and preferences fixed by the Board. Of the 5,000,000 shares of preferred stock authorized, 300,000 shares have been designated Series A junior preferred stock, without par value. The Board can issue preferred stock without any approval by our stockholders.

Antitakeover Provisions

Under our Certificate of Incorporation, a merger, consolidation, sale of all or substantially all of our assets or other business combination involving an interested stockholder holding 10% or more of the voting power of our capital stock requires the affirmative vote of two-thirds of our outstanding voting stock unless the transaction has been approved by a majority of those members of the Board who are not affiliated with the interested stockholder or unless the interested stockholder offers a fair price and reasonably uniform terms to all other stockholders, as described in our Certificate of Incorporation. Additionally, our Certificate of Incorporation and By-Laws provide that a director may be removed from office by our stockholders only for cause and by the affirmative vote of the majority of the votes cast by stockholders entitled to vote for the election of directors. The vote of two-thirds of our outstanding voting stock are required to amend or repeal these provisions.

Our By-Laws establish advance written notice procedures for stockholders seeking to nominate candidates for election as directors and to bring business before an annual meeting of our stockholders. Under our By-Laws, only persons who are nominated by the Board or by a stockholder who has given timely written notice to our secretary will be eligible for election as a director. Our By-Laws further provide that any matter to be presented at any meeting of stockholders must be presented either by the Board or by a stockholder in compliance with the procedures in our By-Laws.

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The foregoing provisions have the effect of discouraging, delaying or preventing attempts to take over the Company.

Regulation of Insurance Company Takeovers

We own, directly or indirectly, all of the shares of stock of our insurance company subsidiaries domiciled in New Jersey, New York and Indiana. State insurance laws require prior approval by state insurance departments of any acquisition of control of an insurance company domiciled in the state or a company which controls an insurance company domiciled in the state. For this purpose, control generally includes ownership of 10% or more of the voting securities of, or the possession of proxies representing 10% or more, of an insurance company or insurance holding company, unless the state insurance commissioner determines otherwise. As such, any purchase of 10% or more of our common stock could require approval of the insurance departments in the states mentioned above.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities outlines some of the general terms and provisions of the debt securities which may be offered hereunder by us from time to time. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents. The specific terms of any series of debt securities offered hereunder will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below. In addition, the applicable prospectus supplement will show a ratio of earnings to fixed charges in accordance with SEC rules.

We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities.

We may issue senior or subordinated debt securities (including senior subordinated and junior subordinated debt securities). Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will be issued under our senior subordinated debt indenture or our junior subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the applicable subordinated debt indenture. None of the indentures limit our ability to incur additional unsecured indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities. When we refer to “subordinated debt securities” in this prospectus, we mean both the senior subordinated debt securities and the junior subordinated debt securities.

The Senior Debt Indenture, Senior Subordinated Debt Indenture, and Junior Subordinated Debt Indenture

The senior debt securities may be issued from time to time in series under the senior debt indenture dated as of February 8, 2013, by and among the Company and U.S. Bank National Association, as trustee (the “senior debt indenture”). Wherever defined terms are used but not defined in this section of the prospectus, those terms have the meanings assigned to them in the senior debt indenture, it being intended that those defined terms will be incorporated herein by reference. The senior debt indenture does not limit the amount of debt securities that may be issued thereunder and will govern debt securities up to the aggregate principal amount that we may authorize from time to time.

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The subordinated debt securities may be issued from time to time in series under the “senior subordinated debt indenture” or the “junior subordinated debt indenture”. Each indenture is a contract between us and U.S. Bank National Association, as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the senior subordinated debt indenture and the junior subordinated debt indenture.

Reference to the indenture or the trustee with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

1.      The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities.

2.      The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder’s debt securities to a new buyer if a holder sells.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of each indenture is an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” below for information on how to obtain a copy.

General

We may issue as many distinct series of debt securities under any of the indentures as we wish. The provisions of the senior debt indenture, the senior subordinated debt indenture and junior subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you. In addition, we may offer debt securities, together in the form of units with other debt securities, warrants, stock purchase contracts and preferred stock or common stock, as described below under “Description of Stock Purchase Contracts and Stock Purchase Units.”

This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement that describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement. The forms of senior debt indenture, the senior subordinated debt indenture and junior subordinated debt indenture are filed as exhibits to the registration statement of which this prospectus is a part, and are incorporated by reference. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. You should refer to the applicable indenture for the provisions that may be important to you.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered. In addition, we may also incorporate additional information concerning the

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debt securities by reference into registration statement of which this prospectus forms a part. See the section entitled “Where You Can Find More Information.”

We may issue the debt securities as original issue discount securities, which may be offered and sold at a substantial discount below their stated principal amount. (Section 3.01). The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe certain additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the date or dates on which the series of debt securities will mature;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the circumstances, if any, in which principal, if any, or interest on such debt security may be deferred;

•	the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

•	any optional redemption or repayment provisions;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer;

•	if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

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•	if other than denominations of $1,000 and any of its integral multiples, the denominations in which the series of debt securities will be issuable;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities;

•	if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	if a trustee other than U.S. Bank National Association is named for the debt securities, the name of such trustee;

•	any index used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

•	the applicability of the provisions described under “— Defeasance” below;

•	any event of default under the series of debt securities if different from those described under “— Events of Default” below;

•	whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons, and any special provisions relating to bearer securities that are not addressed in this prospectus;

•	if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of debt securities.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments (see “Additional Mechanics” below);

•	Holders’ rights in several special situations, such as if we merge with another company or if we want to change a term of the debt securities (see “Special Situations” below);

•	Subordination provisions in the senior subordinated debt indenture and the junior subordinated debt indenture that may prohibit us from making payment on those securities (see “Subordination Provisions” below);

•	Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called defeasance (see “Defeasance” below); and

•	Holders’ rights if we default or experience other financial difficulties (see “Events of Default” below).

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Additional Mechanics

Form, Exchange and Transfer

Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations that are even multiples of $1,000. (Section 3.02).

Holders may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 3.05). This is called an exchange.

Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 3.05). The trustee’s agent may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 12.02).

If the debt securities are redeemable, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 3.05).

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and may be in either temporary or permanent form.

The related prospectus supplement will describe the specific terms of the depositary arrangement with respect to that series of debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

Unless otherwise specified in an applicable prospectus supplement, global securities to be deposited with or on behalf of a depositary will be registered in the name of that depositary or its nominee. Upon the issuance of a global security, the depositary for that global security will credit the respective principal amounts of the debt

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securities represented by such global security to the participants that have accounts with that depositary or its nominee. Ownership of beneficial interests in those global securities will be limited to participants in the depositary or persons that may hold interests through these participants.

A participant’s ownership of beneficial interests in these global securities will be shown on the records maintained by the depositary or its nominee. The transfer of a participant’s beneficial interest will only be effected through these records. A person whose ownership of beneficial interests in these global securities is held through a participant will be shown on, and the transfer of that ownership interest within that participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Limits and laws of this nature may impair your ability to transfer beneficial interests in a global security.

Except as set forth below and in the indenture, owners of beneficial interests in the global security will not be entitled to receive debt securities of the series represented by that global security in definitive form and will not be considered to be the owners or holders of those debt securities under the global security. Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global security to pledge such interests to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. No beneficial owner of an interest in the global security will be able to transfer that interest except in accordance with the depositary’s applicable procedures, in addition to those provided for under the applicable indenture and, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System, Clearstream International and/or any other relevant clearing system.

We will make payment of principal of, premium, if any, and any interest on global securities to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the trustee, any paying agent or the securities registrar for those debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. (Section 3.09).

We expect that the depositary for a permanent global security, upon receipt of any payment in respect of a permanent global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We may at any time and in our sole discretion determine not to have any debt securities represented by one or more global securities. In such event, we will issue debt securities in definitive form in exchange for all of the global securities representing such debt securities. (Section 3.05).

If set forth in the applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to us and the depositary, receive debt securities of that series in definitive form. In that event, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have those debt securities registered in its name.

Registered and Bearer Securities

Registered securities may be exchangeable for other debt securities of the same series, registered in the same name, for the same aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the office of the trustee. The holder will not pay a service charge for any such exchange or transfer except for any tax or governmental charge incidental thereto. (Section 3.05). We may also have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the debt securities outside the United States to non-U.S. person and if permitted by applicable laws and regulations. In such case, the

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prospectus supplement will describe the terms upon which registered securities may be exchanged for bearer securities of the series. If any bearer securities are issued, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities may be exchanged for registered securities of the same series will be described in the prospectus supplement. The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. Except as otherwise will be stated in the prospectus supplement, the record date will be the last day of the calendar month preceding an interest due date if such interest due date is the fifteenth day of the calendar month and will be the fifteenth day of the calendar month preceding an interest due date if such interest due date is the first day of the calendar month. (Section 3.08). Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to pro-rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee, currently located at 60 Livingston Ave., St. Paul, Minnesota 55107. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify the trustee of any changes in the paying agents for any particular series of debt securities. (Section 12.02).

Notices

We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee’s records. (Section 1.06).

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 6.05).

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with, or convey, transfer or lease all or substantially all of our assets to, any Person (as defined in the applicable indenture) subject to all the following conditions being met:

•	the resulting, surviving or transferee Person must be organized and existing under the laws of the United States, any state thereof or the District of Columbia, and it shall expressly assume, by a supplemental indenture, executed and delivered to the applicable trustee in form satisfactory to such trustee, the due and punctual payment of the principal of and interest on all the debt securities and the performance of every covenant of the applicable indenture on the part of the Company to be performed or observed;

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•	after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing unless the merger or other transactions would cure the default; and

•	we must have delivered certain certificates and opinions to the trustee.

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate, any transaction in which we sell less than substantially all of our assets and any merger or consolidation in which we are the surviving corporation. (Section 10.01). It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

We may modify or amend the indenture without the consent of the holders of any of our outstanding debt securities for various enumerated purposes, including the naming, by a supplemental indenture, of a trustee other than U.S. Bank National Association, for a series of debt securities. We may modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holder of each affected debt security:

•	modify the terms of payment of principal, premium or interest;

•	reduce the stated percentage of holders of debt securities necessary to modify or amend the indenture or waive our compliance with certain provisions of the indenture and certain defaults thereunder; or

•	modify the subordination provisions of the senior subordinated debt indenture or the junior subordinated debt indenture in a manner adverse to such holders.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the senior subordinated debt indenture and in the junior subordinated debt indenture may prohibit us from making payments on those securities. Senior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the senior subordinated debt indenture or any supplement thereto to all of our senior indebtedness, as defined in the senior subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture. Junior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the junior subordinated debt indenture or any supplement thereto, to all of our senior indebtedness, as defined in the junior subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture or any supplement thereto and under the senior subordinated debt indenture or any supplement thereto.

Unless otherwise indicated in the applicable prospectus supplement, the senior subordinated and junior subordinated indentures define the term “senior indebtedness” with respect to each respective series of senior subordinated and junior subordinated debt securities, to mean the principal, premium, if any, and interest on all indebtedness and obligations of, or guaranteed or assumed by us, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred, assumed or guaranteed and all amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness unless the instrument creating such indebtedness or obligations provides that they are subordinated or are not superior in right of payment to the subordinated debt securities. In the case of the junior subordinated indenture, unless otherwise indicated in the

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applicable prospectus supplement, senior indebtedness also includes all subordinated debt securities issued under the senior subordinated indenture. Unless otherwise indicated in the applicable prospectus supplement, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) any obligation of us to any of our subsidiaries, (B) any liability for Federal, state, local or other taxes owed or owing by us or our subsidiaries, (C) any accounts payable or other liability to trade creditors (including guarantees thereof or instruments evidencing such liabilities), or (D) any obligations with respect to any of our capital stock.

Unless otherwise indicated in the applicable prospectus supplement, we may not pay principal of, premium, of any, or interest on any subordinated debt securities or defease, purchase, redeem or otherwise retire such securities if:

•	a default in the payment of any principal, or premium, if any, or interest on any senior indebtedness, occurs and is continuing or any other amount owing in respect of any senior indebtedness is not paid when due; or

•	any other default occurs with respect to any senior indebtedness and the maturity of such senior indebtedness is accelerated in accordance with its terms,

unless and until such default in payment or event of default has been cured or waived and any such acceleration is rescinded or such senior indebtedness has been paid in full in cash. Unless otherwise indicated in the applicable prospectus supplement, the foregoing limitations will also apply to payments in respect of the junior subordinated debt securities in the case of an event of default under the senior subordinated indebtedness.

If there is any payment or distribution of our assets to creditors upon a total or partial liquidation or a total or partial dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, holders of all present and future senior indebtedness (which will include interest accruing after, or which would accrue but for, the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding) are entitled to receive payment in full before any payment or distribution, whether in cash, securities or other property, in respect of the subordinated indebtedness. In addition, unless otherwise indicated in the applicable prospectus supplement, in any such event, payments or distributions that would otherwise be made on subordinated or junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full.

After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. The senior subordinated and junior subordinated indentures provide that the foregoing subordination provisions may not be changed in a manner which would be adverse to the holders of senior indebtedness without the consent of the holders of such senior indebtedness.

The prospectus supplement delivered in connection with the offering of a series of subordinated or junior subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

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Defeasance

The indenture permits us to be discharged from our obligations under the indenture and the debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance. (Section 6.02).

Unless the applicable prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or U.S. government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of that series of debt securities, then from and after the ninety-first day following such deposit:

•	we will be deemed to have paid and discharged the entire indebtedness on the debt securities of that series, and

•	our obligations under the indenture with respect to the debt securities of that series will cease to be in effect.

Following defeasance, holders of the applicable debt securities would be able to look only to the defeasance trust for payment of principal and premium, if any, and interest, if any, on their debt securities.

Defeasance may be treated as a taxable exchange of the related debt securities for obligations of the trust or a direct interest in the money or U.S. government securities held in the trust. In that case, holders of debt securities would recognize gain or loss as if the trust obligations or the money or U.S. government securities held in the trust, as the case may be, had actually been received by the holders in exchange for their debt securities. Holders thereafter might be required to include as income a different amount of income than in the absence of defeasance. We urge prospective investors to consult their own tax advisors as to the specific tax consequences of defeasance.

Events of Default

The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indenture.

Unless stated otherwise in the prospectus supplement, an event of default with respect to any series of debt securities under the indenture will be:

•	default in the payment of the principal of, or premium, if any, on any debt security of such series at its maturity;

•	default in making a sinking fund payment, if any, on any debt security of such series when due and payable;

•	default for 30 days in the payment of any installment of interest on any debt security of such series;

•	default for 90 days after written notice in the observance or performance of any other covenant in the indenture;

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or our property; or

•	any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or supplemental indenture under which such series of debt securities is issued. (Section 7.01).

The trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series, except in the payment of principal, premium or interest or in the payment of any sinking fund

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installment or analogous obligation, if it considers such withholding of notice in the interest of such holders. (Section 8.02).

If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the principal of all the debt securities of such series to be due and payable immediately. (Section 7.02).

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of any such holders. (Section 8.03). The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee, with respect to the debt securities of such series. (Section 7.12). The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions precedent, including notice and indemnity to the trustee. However, the holder has an absolute right to the receipt of principal of, premium, if any, and interest, if any, on the debt securities of any series on the respective stated maturities, as defined in the indenture, and to institute suit for the enforcement of these rights. (Section 7.07 and Section 7.08).

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past defaults. Each holder of a debt security affected by a default must consent to a waiver of:

•	a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of such series;

•	a default in the payment of any sinking fund installment or analogous obligation with respect to the debt securities of such series; and

•	a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each outstanding debt security affected. (Section 7.13).

We will furnish to the trustee annual statements as to the fulfillment of our obligations under the indenture. (Section 9.04 and Section 12.05).

Our Relationship with the Trustee

Affiliates of U.S. Bank National Association, the current trustee under the indentures, may provide banking and corporate trust services to us and extend credit to us and any of our subsidiaries. The trustee may act as a depository of our funds and hold our common shares for the benefit of its customers, including customers over whose accounts the trustee has discretionary authority. If a bank or trust company other than U.S. Bank National Association is to act as trustee for a series of senior, senior subordinated or junior subordinated debt securities, the applicable prospectus supplement will provide information concerning that other trustee.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement or other offering materials and may be attached to or separate from any of the offered securities. Each warrant will entitle the holder to purchase the number of shares of common stock or preferred stock or principal amount of debt securities, as the case may be, at the exercise price and in the manner specified in the prospectus supplement or other offering materials relating to those warrants. Warrants will be issued under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration

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statement of which this prospectus is a part. The prospectus supplement or other offering materials relating to a particular issue of warrants will describe the terms of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and beneficial interests in debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase common stock under the stock purchase contracts, which we refer to in this prospectus as stock purchase units. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement or other offering materials will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus being offered hereby in one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters who may act directly or through a syndicate represented by one or more managing underwriters;

•	through dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in exchange for our outstanding indebtedness;

•	directly to purchasers, through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will describe the terms of the exchange, and the identity and the terms of sale of the securities offered under this prospectus by the selling security holders.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices that may be changed, at market prices prevailing at the time of sale or prices related to prevailing market prices or at negotiated prices.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best

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efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act.

If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process, if utilized.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be our customers, or engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

Certain of the agents, underwriters and dealers that we sell the securities offered under this prospectus to or through, and certain of their affiliates, engage in transactions with and perform services for us in the ordinary course of business. We may enter into hedging transactions in connection with any particular issue of the securities offered under this prospectus, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, the applicable agent, underwriter or dealer, an affiliate of that agent, underwriter or dealer or an unrelated entity. We, the applicable agent, underwriter or dealer or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We are not required to engage in any of these transactions. If we commence these transactions, we may discontinue them at any time. Counterparties to these hedging activities also may engage in market transactions involving the securities offered under this prospectus.

No securities may be sold under this prospectus without delivery (in paper format, in electronic format, in electronic format on the Internet, or by other means) of the applicable prospectus supplement describing the method and terms of the offering.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, Robyn P. Turner, Vice President, Assistant General Counsel and Corporate Secretary of the Company, will provide opinions regarding the authorization and validity of the common stock and preferred stock, and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will act as legal counsel to Selective.

EXPERTS

The consolidated balance sheets of Selective as of December 31, 2014 and 2013 and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flow for each of the years in the three-year period ended December 31, 2014, the related financial statement schedules, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, are included in

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our Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated by reference herein, in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other required information with the SEC. The public may read and copy any materials on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

1.	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 26, 2015;

2.	Portions of our Definitive Proxy Statement for our 2015 Annual Meeting of Stockholders, filed with the SEC on March 24, 2015, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014;

3.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015; and

4.	The descriptions of the common stock and preferred share purchase rights associated with the common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updated those descriptions.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by this prospectus shall also be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

We will provide without charge upon written or oral request to each person, to whom this prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to:

Selective Insurance Group, Inc.

40 Wantage Avenue

Branchville, New Jersey 07890

Attention: Michael H. Lanza, Executive Vice President and General Counsel

Telephone: (973) 948-3000

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Amount to be paid*
Securities and Exchange Commission Registration Fee	$	**
Trustees’ Fees and Expenses		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Printing and Engraving Fees		**
Rating Agency Fees		**
Miscellaneous Expenses		**

Total	$	**

*	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

**	Since an indeterminate amount of securities is covered in this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of Directors and Officers.

Selective Insurance Group, Inc. (the “Company”) is organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act, as amended (the “Act”), provides that a New Jersey corporation has the power generally to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his or her being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of directors, officers, employees and other agents against expenses is permitted if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the Board. The power to indemnify and advance expenses under the Act does not exclude other rights to which a director, officer, employee or other agent of the corporation may be entitled to under the certificate of incorporation, by-laws, agreement, vote of stockholders, or otherwise; provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions were in breach of his or her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a violation of the law, or resulted in the receipt by such person of an improper personal benefit.

Under the Act, a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the corporation has the power to indemnify him or her against such expenses and liabilities under the Act. All of the

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foregoing powers of indemnification granted to a New Jersey corporation may be exercised by such corporation notwithstanding the absence of any provision in its certificate of incorporation or by-laws authorizing the exercise of such powers. A New Jersey corporation, however, may provide, with certain limitations, in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of a duty owed to the corporation or its shareholders.

Reference is made to Sections 14A:3-5 and 14A:2-7(3) of the Act in connection with the above summary of indemnification, insurance and limitation of liability.

Section (a) of Article Eighth of the Company’s Certificate of Incorporation provide generally that a director shall not be personally liable to the Company or its stockholders for damages from breach of any duty owed to the Company or its stockholders, except to the extent such personal liability may not be eliminated or limited under the Act. Such provisions further provide generally that an officer of the Company shall not be personally liable to the Company or its stockholders for damages or breach of any duty owed to the Company or its stockholders, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the Act.

Section (b) of Article Eighth of the Company’s Certificate of Incorporation and Section 14 of the Company’s By-Laws provide generally that each person who was or is made a party to or involved in a pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding of the Company or any constituent corporation absorbed by it in a consolidation or merger, or by reason of his or her having been a director, officer, trustee, employee or agent of another entity serving as such at the Company’s request, shall be indemnified and held harmless by the Company to the fullest extent permitted by the Act, as amended (but, in the case of any amendments, except as otherwise provided by law, only to the extent such amendment permits the Company to provide broader indemnification rights than the Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorney’s fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of such person’s heirs, executors, administrators and assigns; provided, however, that, except as provided above, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board, or as otherwise required by law. Such provisions of the Company’s Certificate of Incorporation and By-Laws provide, under certain circumstances, for a right to be paid by the Company the expenses incurred in any proceeding in advance of the final disposition of such proceeding as authorized by the Board. Further, the Company is authorized to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any expenses incurred and any liabilities asserted against him/her in any proceeding by reason of such person having been a director, officer, employee or agent, whether or not the Company would have the power to indemnify such person.

The Company’s directors and officers are insured by policies purchased by it against liability and expenses incurred in their capacity as directors or officers.

Item 16. List of Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

(a)             The undersigned registrant hereby undertakes:

(1)             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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(i)              To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)             That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)             That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)              Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)             Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10 (a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)             That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)              Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

(ii)             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Branchville, State of New Jersey, on the 10th day of June, 2015.

SELECTIVE INSURANCE GROUP, INC.

By:	/s/ Gregory E. Murphy
	Name:	Gregory E. Murphy
	Title:	Chairman of the Board and
Chief Executive Officer

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Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date
/s/ Gregory E. Murphy	Chairman of the Board and Chief	June 10, 2015
Gregory E. Murphy	Executive Officer (Principal executive officer)

/s/ Dale A. Thatcher	Executive Vice President and Chief	June 10, 2015
Dale A. Thatcher	Financial Officer (Principal financial officer and principal accounting officer)

*	Director	June 10, 2015
Paul D. Bauer

*	Director	June 10, 2015
Annabelle G. Bexiga

*	Director	June 10, 2015
John C. Burville

*	Director	June 10, 2015
Michael J. Morrissey

*	Director	June 10, 2015
Cynthia S. Nicholson

*	Director	June 10, 2015
Ronald L. O’Kelley

*	Director	June 10, 2015
William M. Rue

*	Director	June 10, 2015
John S. Scheid

*	Director	June 10, 2015
J. Brian Thebault

*	Director	June 10, 2015
Philip H. Urban

Michael H. Lanza hereby signs this registration statement on Form S-3 on behalf of each of the indicated persons for whom he is attorney-in-fact on June 10, 2015 pursuant to a power of attorney filed herewith.

*By:	/s/ Michael H. Lanza
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation of Selective Insurance Group, Inc., filed May 4, 2010 (incorporated by reference herein to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, File No. 001-33067).
3.2	By-Laws of Selective Insurance Group, Inc., effective January 29, 2015 (incorporated by reference herein to Exhibit 3.2 of the Company’s Annual Report on Form 10-K filed February 26, 2015, File No. 001-33067).
4.1a	Indenture, dated as of February 8, 2013, between Selective Insurance Group, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference herein to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed February 8, 2013, File No. 001-33067).
4.1b	First Supplemental Indenture, dated as of February 8, 2013, between Selective Insurance Group, Inc. and U.S. Bank National Association, as Trustee, relating to the Company’s 5.875% Senior Notes due 2043 (incorporated by reference herein to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed February 8, 2013, File No. 001-33067).
4.2	Form of Indenture for Senior Subordinated Debt Securities (including form of Senior Subordinated Debt Security) (incorporated by reference herein to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed September 18, 2006, File No. 333-137395).
4.3	Form of Indenture for Junior Subordinated Debt Securities (including form of Junior Subordinated Debt Security) (incorporated by reference herein to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed September 18, 2006, File No. 333-137395).
4.4	Form of Warrant Agreement (including form of warrant certificate).*
4.5	Form of Stock Purchase Contract (including form of Stock Purchase Contract Certificate).*
4.6	Form of Stock Purchase Unit Agreement (including form of Stock Purchase Unit Certificate).*
4.7	Form of Preferred Stock Certificate.*
5.1	Opinion of Robyn P. Turner, Esq.
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
12	Statement re Computation of Ratios.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Robyn P. Turner, Esq. (included in Exhibit 5.1).
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).
24.1	Power of Attorney of Paul D. Bauer.
24.2	Power of Attorney of Annabelle G. Bexiga.
24.3	Power of Attorney of John C. Burville.
24.4	Power of Attorney of Michael J. Morrissey.
24.5	Power of Attorney of Cynthia S. Nicholson.
24.6	Power of Attorney of Ronald L. O’Kelley.
24.7	Power of Attorney of William M. Rue.
24.8	Power of Attorney of John S. Scheid.
24.9	Power of Attorney of J. Brian Thebault.
24.10	Power of Attorney of Philip H. Urban.
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Senior Debt Indenture.
25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Senior Subordinated Debt Indenture.
25.3	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Junior Subordinated Debt Indenture.

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*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

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